Exhibit 10.3

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”), dated as of October [●], 2025, is between AgriFORCE Growing Systems Ltd., a company existing under the laws of the Province of British Columbia (the “Corporation”) and [DIRECTOR] (the “Indemnitee”).

WHEREAS, the Indemnitee is either a director, an officer or a director and officer of the Corporation; and

WHEREAS, the board of directors of the Corporation (the “Board”) has determined that enhancing the ability of the Corporation to retain and attract qualified directors and officers is in the best interests of the Corporation and that the Corporation therefore should seek to assure such persons that indemnification and insurance coverage is available.

NOW, THEREFORE, in consideration of the foregoing and the Indemnitee’s agreement to continue to provide services to the Corporation, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)	“Act” means the Business Corporations Act (British Columbia).

(b)	“Agreement” has the meaning set forth in the preamble.

(c)	“Board” has the meaning set forth in the recitals.

(d)	“Claim” means:

(i)	any threatened, pending or completed action, application, suit, prosecution, assessment, reassessment, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made under federal, provincial, foreign or other law; or

(ii)	any inquiry, hearing or investigation that may lead to the institution of any such action, application, suit, prosecution, assessment, reassessment, proceeding or alternative dispute resolution mechanism.

(e)	“Constating Documents” means the Articles and Notice of Articles of the Corporation.

(f)	“Corporation” has the meaning set forth in the preamble.

(g)	“Court” shall have the meaning set forth in Section 20.

(h)	“Disinterested Director” means a director of the Corporation who is not and was not a party to the Claim in respect of which indemnification is sought by the Indemnitee.

(i)	“Entity” means a corporation, firm, partnership, joint venture, estate, trust, business association, organization, governmental entity or other entity.

(j)	“Expenses” means any and all expenses, including counsel’s and experts’ fees, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges and all other costs and expenses actually and reasonably incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim. Expenses also shall include (i) expenses incurred in connection with any appeal resulting from any Claim, including the premium, security for and other costs relating to any security required to be posted for any appeal or its equivalent, and (ii) for purposes of Section 4 only, expenses incurred by the Indemnitee in connection with the interpretation, enforcement or defence of the Indemnitee’s rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by the Indemnitee or the amount of judgments, penalties or fines against the Indemnitee.

(k)	“Expense Advance” means any payment of Expenses advanced to the Indemnitee by the Corporation under Section 3 or Section 4.

(l)	“Indemnifiable Event” means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to the fact that the Indemnitee is or was a director, officer, employee or agent of the Corporation or any subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer or in a similar capacity of any other Entity or by reason of an action or inaction by the Indemnitee in any such capacity (whether or not serving in such capacity at the time any Loss is incurred for which indemnification can be provided under this Agreement).

(m)	“Indemnitee” has the meaning set forth in the preamble.

(n)	“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently performs, nor in the past five (5) years has performed, services for either: (i) the Corporation or the Indemnitee (other than in connection with matters concerning the Indemnitee under this Agreement or of other indemnitees under similar agreements), or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable rules of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(o)	“Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), goods and services or harmonized sales taxes, amounts paid or payable in settlement, including any interest, assessments, any federal, provincial, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, any amounts required to be paid by the Indemnitee to gross up for any taxes imposed on any payment under this Agreement, and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim.

(p)	“Notification Date” has the meaning set forth in Section 8(c).

(q)	“Other Indemnity Provisions” has the meaning set forth in Section 12.

(r)	“Person” means any individual or Entity.

(s)	“Standard of Conduct Determination” shall have the meaning set forth in Section 8(b).

2.	Indemnification. Subject to Section 8 and Section 9, the Corporation shall indemnify the Indemnitee, to the fullest extent permitted by applicable law in effect on the date hereof, or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Losses if the Indemnitee was or is or becomes a party to or participant in, or is threatened to be made a party to or participant in, any Claim by reason of or arising in part out of an Indemnifiable Event, including Claims brought by or in the right of the Corporation, Claims brought by third parties and Claims in which the Indemnitee is solely a witness.

3.	Advancement of Expenses. Subject to Section 8 and Section 9, the Indemnitee shall have the right to advancement by the Corporation, before the final disposition of any Claim by final adjudication to which there are no further rights of appeal, of any, and all, Expenses actually and reasonably paid or incurred by the Indemnitee in connection with any Claim arising out of an Indemnifiable Event. Without limiting the generality or effect of the foregoing, within five (5) days after any request by the Indemnitee, the Corporation shall, in accordance with such request, (a) pay such Expenses on behalf of the Indemnitee, (b) advance to the Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse the Indemnitee for such Expenses. In connection with any request for Expense Advances, the Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize solicitor-client or litigation privilege. In connection with any request for Expense Advances, the Indemnitee shall execute and deliver to the Corporation an undertaking (which shall be accepted without reference to the Indemnitee’s ability to repay the Expense Advances) to repay any amounts paid, advanced or reimbursed by the Corporation for such Expenses to the extent that it is ultimately determined, following the final disposition of such Claim, that the Indemnitee is not entitled to indemnification hereunder. The Indemnitee’s obligation to reimburse the Corporation for Expense Advances shall be unsecured and no interest shall be charged thereon.

4.	Indemnification for Expenses in Enforcing Rights. To the fullest extent allowable under applicable law, the Corporation shall also indemnify against, and, if requested by the Indemnitee, shall advance to the Indemnitee, subject to and in accordance with Section 3, any Expenses actually and reasonably paid or incurred by the Indemnitee in connection with any action or proceeding by the Indemnitee for (a) indemnification or reimbursement or advance payment of the Expenses by the Corporation under any provision of this Agreement, or under any other agreement or provision of the Constating Documents now or hereafter in effect relating to Claims relating to Indemnifiable Events, and (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Corporation. However, if the Indemnitee is ultimately determined not to be entitled to such indemnification or insurance recovery, as the case may be, then all amounts advanced under this Section 4 shall be repaid. The Indemnitee shall be required to reimburse the Corporation if a final judicial determination is made that such action brought by the Indemnitee was frivolous or not made in good faith.

5.	Partial Indemnity. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of any Losses in respect of a Claim related to an Indemnifiable Event but not for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

6.	Notification and Defence of Claims.

(a)	Notification. The Indemnitee shall notify the Corporation in writing as soon as practicable of any Claim which could relate to an Indemnifiable Event or for which the Indemnitee could seek Expense Advances, including a brief description (based upon information then available to the Indemnitee) of the nature of, and the facts underlying, such Claim. The failure by the Indemnitee to notify the Corporation hereunder on a timely basis shall not relieve the Corporation from any liability hereunder except to the extent that such failure materially prejudices the Corporation. If at the time of the receipt of such notice, the Corporation has directors’ and officers’ liability insurance in effect under which coverage for Claims related to Indemnifiable Events is potentially available, the Corporation shall give prompt written notice to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Corporation shall provide to the Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Corporation and such insurers regarding the Claim, in each case substantially concurrently with the delivery or receipt thereof by the Corporation.

(b)	Defence of Claims. The Corporation shall be entitled to participate in the defence of any Claim relating to an Indemnifiable Event at its own expense and, except as otherwise provided below, to the extent the Corporation so wishes, it may assume the defence thereof with counsel reasonably satisfactory to the Indemnitee. After notice from the Corporation to the Indemnitee of its election to assume the defence of any such Claim, the Corporation shall not be liable to the Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by the Indemnitee in connection with the Indemnitee’s defence of such Claim other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ the Indemnitee’s own legal counsel in such Claim, but all Expenses related to such counsel incurred after notice from the Corporation of its assumption of the defence shall be at the Indemnitee’s own expense; provided that, if (i) the Indemnitee’s employment of the Indemnitee’s own legal counsel has been authorized by the Corporation, (ii) there may be a conflict of interest between the Indemnitee and the Corporation in the defence of such Claim, with Indemnitee’s good faith determination being conclusive as to the fact as to whether such conflict of interest exists, or (iii) the Corporation shall not in fact have employed counsel to assume the defence of such Claim, then the Indemnitee shall be entitled to retain the Indemnitee’s own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Claim) and all Expenses related to such separate counsel shall be borne by the Corporation.

7.	Procedure upon Application for Indemnification. To obtain indemnification under this Agreement, the Indemnitee shall submit to the Corporation a written request therefor, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification following the final disposition of the Claim, provided that documentation and information need not be so provided to the extent that the provision thereof would undermine or otherwise jeopardize solicitor-client or litigation privilege. Indemnification shall be made insofar as the Corporation determines, acting reasonably, that the Indemnitee is entitled to indemnification in accordance with Section 8.

8.	Determination of Right to Indemnification.

(a)	Indemnification as a Witness. To the extent that the Indemnitee’s involvement in a Claim relating to an Indemnifiable Event is to prepare to serve and serve as a witness, and not as a party, the Indemnitee shall be indemnified against all Losses incurred in connection therewith to the fullest extent allowable by law and no Standard of Conduct Determination (as defined in Section 8(b)) shall be required.

(b)	Standard of Conduct. Any determination of whether the Indemnitee has satisfied any applicable standard of conduct under the Act that is a legally required condition to indemnification of the Indemnitee hereunder against Losses relating to such Claim or an Expense Advance (a “Standard of Conduct Determination”) shall be made, (A) if the Indemnitee so requests in writing, by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, or (B) otherwise, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to the Indemnitee. The Corporation shall indemnify and hold harmless the Indemnitee against and, if requested by the Indemnitee, shall reimburse the Indemnitee for, or advance to the Indemnitee, within five (5) days of such request, any, and all, Expenses incurred by the Indemnitee in cooperating with the Person or Persons making such Standard of Conduct Determination.

(c)	Making the Standard of Conduct Determination. The Corporation shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 8(b) to be made as promptly as practicable. If the Person or Persons designated to make the Standard of Conduct Determination under Section 8(b) shall not have made a determination within thirty (30) days after the later of (i) receipt by the Corporation of a written request from the Indemnitee for indemnification under Section 7 (the date of such receipt being the “Notification Date”), and (ii) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then the Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such thirty (30) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the Person or Persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of the Indemnitee to indemnification under this Agreement shall be required to be made before the final disposition of any Claim.

(d)	Payment of Indemnification. If, in regard to any Losses:

(i)	the Indemnitee shall be entitled to indemnification under Section 8(a);

(ii)	no Standard of Conduct Determination is legally required as a condition to indemnification of the Indemnitee hereunder; or

(iii)	the Indemnitee has been determined or deemed under Section 8(b) or Section 8(c) to have satisfied the Standard of Conduct Determination,

then the Corporation shall pay to the Indemnitee, within five (5) days after the later of: (A) the Notification Date, or (B) the earliest date on which the applicable criterion specified in Section 8(d)(i), (ii) or (iii) is satisfied, an amount equal to such Losses.

(e)	Selection of Independent Counsel for Standard of Conduct Determination. The Independent Counsel shall be selected by the Indemnitee, and the Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected. The Corporation may, within five (5) days after receiving written notice of selection from the Indemnitee, deliver to the Indemnitee a written objection to such selection; provided that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(n), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the Person so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a Court has determined that such objection is without merit; and (ii) the Indemnitee may, at its option, select an alternative Independent Counsel and give written notice to the Corporation advising the Corporation of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences and Section 8(e)(i) shall apply to such subsequent selection and notice. If applicable, the provisions of Section 8(e)(ii) shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 8(e) to make the Standard of Conduct Determination shall have been selected within twenty (20) days after the Indemnitee gives the Indemnitee’s initial notice under the first sentence of this Section 8(e), either the Corporation or the Indemnitee may apply to the Court to resolve any objection which shall have been made by the Corporation to the Indemnitee’s selection of Independent Counsel or to appoint as Independent Counsel a Person to be selected by the Court or such other Person as the Court shall designate, and the Person with respect to whom all objections are so resolved or the Person so appointed will act as Independent Counsel. In all events, the Corporation shall pay all the reasonable fees, disbursements and charges of the Independent Counsel incurred in connection with the Independent Counsel’s determination under Section 8(b).

(f)	Presumptions and Defences.

(i)	The Indemnitee’s Entitlement to Indemnification. In making any Standard of Conduct Determination, the Person making such determination shall presume that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification or an Expense Advance, and the Corporation shall have the burden of proof to overcome that presumption and establish that the Indemnitee is not so entitled. Any Standard of Conduct Determination that is adverse to the Indemnitee may be challenged by the Indemnitee in a Court. No determination by the Corporation (including by its directors or any Independent Counsel) that the Indemnitee has not satisfied any applicable standard of conduct may be used as a defence to any legal proceedings brought by the Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Corporation hereunder or create a presumption that the Indemnitee has not met any applicable standard of conduct.

(ii)	Good Faith Reliance as a Safe Harbour. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, the Indemnitee shall be deemed to have acted honestly and in good faith with a view to the best interests of the Corporation (or, as the case may be, to the best interests of the other Entity for which the Indemnitee acted as a director or officer or in a similar capacity at the Corporation’s request) if the Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Corporation, including its financial statements, or upon information, opinions, reports or statements furnished to the Indemnitee by the officers or employees of the Corporation or any of its subsidiaries or Entities in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants and financial advisors) as to matters that the Indemnitee in good faith reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. Also, the knowledge and or actions, or failures to act, of any director, officer, agent or employee of the Corporation shall not be imputed to the Indemnitee for purposes of determining the right to indemnity hereunder.

(iii)	No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without Court approval) or conviction will not create a presumption that the Indemnitee did not meet any applicable standard of conduct or have any particular belief, or that indemnification hereunder is otherwise not permitted unless the Indemnitee was judged by a Court or other competent authority to have committed any fault or omitted to do anything that the Indemnitee ought to have done.

(iv)	Defence to Indemnification and Burden of Proof. It shall be a defence to any action brought by the Indemnitee against the Corporation to enforce this Agreement (other than an action brought to enforce a claim for Losses incurred in defending against a Claim related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for the Corporation to indemnify the Indemnitee for the amount claimed or advance funds for Expenses. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defence or that the Indemnitee did not satisfy the applicable standard of conduct shall be on the Corporation.

9.	Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Corporation shall not be obligated to:

(a)	indemnify or advance funds to the Indemnitee for Expenses or Losses with respect to proceedings initiated by the Indemnitee, including any proceedings against the Corporation or its directors, officers, employees or other indemnitees and not by way of defence, except:

(i)	proceedings referred to in Section 4 (unless a Court determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous); or

(ii)	where the Corporation has joined in, or the Board has consented to, the initiation of such proceedings;

(b)	indemnify the Indemnitee if a final decision by a Court determines that such indemnification is prohibited by applicable law;

(c)	indemnify the Indemnitee for the disgorgement of profits arising from the purchase or sale by the Indemnitee of securities of the Corporation in violation of the Securities Act (British Columbia) or any similar legislation;

(d)	indemnify the Indemnitee in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudicated by a Court, in a decision from which there is no further right of appeal, to be liable for gross negligence or knowing or willful misconduct in the performance of his/her duty to the Corporation unless and only to the extent that any such Court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Losses as such Court shall deem proper; or

(e)	indemnify the Indemnitee or pay expenses of the Indemnitee where such indemnification is prohibited by the Act, including without limitation Section 163 of the Act.

10.	Settlement of Claims. The Corporation shall not be liable to the Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Claim related to an Indemnifiable Event made without the Corporation’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. The Corporation shall not settle any Claim related to an Indemnifiable Event in any manner that would impose any Losses on the Indemnitee, include any admission of fault by the Indemnitee, or impose any non-monetary obligations on the Indemnitee, in each case without the Indemnitee’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

11.	Duration. All agreements and obligations of the Corporation contained herein shall continue during the period that the Indemnitee is a director or officer of the Corporation (or is serving at the request of the Corporation as a director, officer, employee, member, trustee or agent of another Entity) and shall continue thereafter (a) so long as the Indemnitee may be subject to any possible Claim relating to an Indemnifiable Event (including any rights of appeal thereto), and (b) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by the Indemnitee to enforce or interpret the Indemnitee’s rights under this Agreement, even if, in either case, the Indemnitee may have ceased to serve in such capacity at the time of any such Claim or proceeding.

12.	Non-Exclusivity. The rights of the Indemnitee hereunder will be in addition to any other rights the Indemnitee may have under the Constating Documents, the Act or any other contract or otherwise (collectively, “Other Indemnity Provisions”).

13.	Liability Insurance. For the duration of the Indemnitee’s service as a director, an officer or a director and officer of the Corporation, and thereafter for so long as the Indemnitee shall be subject to any pending Claim relating to an Indemnifiable Event, the Corporation shall continue to maintain in effect policies of directors’ and officers’ liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by the Corporation’s then current policies of directors’ and officers’ liability insurance when such director or officer, as applicable, first assumed such role at the Corporation In all policies of directors’ and officers’ liability insurance maintained by the Corporation, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are provided to the most favourably insured of the Corporation’s directors, if the Indemnitee is a director, or of the Corporation’s officers, if the Indemnitee is an officer (and not a director) by such policy. Upon request, the Corporation will provide to the Indemnitee copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials. In the event of a change in control subsequent to the date of this Agreement, or the Corporation’s becoming insolvent (including but not limited to being placed into receivership, an assignment for the benefit of creditors or entering the federal bankruptcy process), the Corporation maintain in force any and all insurance policies then maintained by the Corporation for the purpose of providing coverage to the Corporation’s directors and officers (including but not limited to directors and officers liability, fiduciary and employment practices insurance) for a fixed period of six years thereafter. Such coverage shall be non-cancelable and shall be placed and serviced by the Corporation’s incumbent insurance broker or a broker selected by a majority of the non-management members of the Board.

14.	No Duplication of Payments. The Corporation shall not be liable under this Agreement to make any payment to the Indemnitee in respect of any Losses to the extent the Indemnitee has otherwise received payment under any insurance policy, the Constating Documents, Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable by the Corporation hereunder.

15.	Subrogation. In the event of payment to the Indemnitee under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee. The Indemnitee shall execute all documents required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation to effectively bring suit to enforce such rights; provided that (a) the Corporation shall bear all associated costs and expenses, (b) the Indemnitee shall not be required to take any action that could reasonably be expected to involve material inconvenience, expense or the waiver of any privilege, and (c) the Corporation shall not exercise any such rights in a manner that would adversely affect the Indemnitee’s rights or position under this Agreement or any applicable insurance policy.

16.	Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof. No amendment to the Corporation’s Constating Documents, bylaws, policies or this Agreement, nor any change in law, shall adversely affect the rights of the Indemnitee hereunder for acts, omissions, events or circumstances occurring prior to such amendment or change without the Indemnitee’s prior written consent.

17.	Binding Effect. This Agreement shall be binding upon and endure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, amalgamation, arrangement or otherwise to all or substantially all the property of the Corporation), assigns, spouses, heirs and personal and legal representatives. The Corporation shall require and cause any successor (whether direct or indirect by purchase, amalgamation, arrangement or otherwise) to all or substantially all of the property of the Corporation, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

18.	Severability. The provisions of this Agreement shall be severable if any of the provisions hereof (including any portion thereof) are held by a Court to be invalid, illegal, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

19.	Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand, against receipt, (ii) mailed, by postage prepaid, certified or registered mail or (iii) sent by email to the email address provided below (or to such other address or email address as a party may designate by notice in accordance with this Section 19):

(a)	if to the Indemnitee, to the address and/or email address set forth on the signature page hereto.

(b)	if to the Corporation, to:

AgriFORCE Growing Systems Ltd.

800-525 West 8th Avenue

Vancouver, British Columbia

V5Z 1C6

Attn: Jolie Kahn, Chief Executive Officer
Email: jkahn@agriforcegs.com

Notice of change of address or email address shall be effective only when given in accordance with this Section 19. All notices complying with this Section 19 shall be deemed to have been received (A) on the date of hand delivery, (B) on the third (3rd) business day after mailing, or (C) if sent by email, on the date of transmission if sent prior to 5:00 p.m. (recipient’s local time) on a business day, or otherwise on the next business day, provided that no error or “bounce back” message indicating failure of delivery is received by the sender.

20.	Governing Law and Forum Selection. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, and the federal laws of Canada applicable therein without giving effect to any choice or conflict of law provision or rule (whether of the Province of British Columbia or any other jurisdiction). Any action or proceeding arising out of or relating to this Agreement shall be instituted in the courts of the Province of British Columbia (the “Court”), and each party irrevocably submits to the non-exclusive jurisdiction of the Court in any such action or proceeding. The parties irrevocably and unconditionally waive any objection to the venue of any action or proceeding in the Court and irrevocably waive and agree not to plead or claim in the Court that any such action or proceeding brought in the Court has been brought in an inconvenient forum.

21.	Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

22.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement.

23.	Interpretation. For purposes of this Agreement, (a) the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; (c) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole; (d) whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate; and (e) whenever the masculine is used herein, the same shall include the feminine, and whenever the feminine is used herein, the same shall include the masculine, where appropriate. Unless the context otherwise requires, references herein: (x) to sections, schedules and exhibits mean the sections of, and schedules and exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The exhibit referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if it was set forth verbatim herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AGRIFORCE GROWING SYSTEMS LTD.

By:
Name:
Title:

SIGNED & DELIVERED In the presence of:

Witness:	Name: [DIRECTOR]

Address